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                            (Translated from Hebrew)




Account No.: 647777
Customer's Name: Casdim Interactive Systems, Ltd.
Address: Ha'offan St., Petah Tikva
Telephone: 9247910
Company No.: 51-1874513

Bank Hapoalim B.M.
Elipaz branch

                                                          Date:  March 3rd, 1997


Dear Sirs,

Re:  Application  for Provision of Credit - My Letter of  Undertaking  (Mem Shin
     20(E))   for   Credit   in    Foreign    Currency,    signed   by   me   on
     _______________(date) in your favour.

We hereby request that you provide me in my foreign currency account with you, no. 647777 (hereinafter: "the Account") with credit in US Dollars (hereinafter "the currency of Credit") in the amount of 1,000,000 (one million US Dollars) (hereinafter: "the Credit"). The provision of credit to the account shall be treated by me as your agreement for the granting of Credit in accordance with the terms and provisions set forth in the above Letter of Undertaking and the special conditions set forth below.

1.   Date of Provision of Credit ____________________.

2.   Purpose of Credit and Instructions for disposal thereof

     The purpose of the credit is: For valid and lawful corporate purposes.

3.   Terms for Repayment of the Credit

The credit will be repaid in the Currency of the Credit: In 60 monthly installments, commencing on the 31st of March, 1997 and ending on the 28th of February, 2002.

Each installment will be in the amount of _____________________*, the first installment in the amount of _________________________* and the last installment in the amount of ___________*. The frequency of payment and the amounts thereof as detailed in Annex A attached hereto.




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4.   Interest

     4.2 Variable Interest Rate:

     The borrower will pay interest to the Bank as calculated by the Bank on the balance of the principal amount of the Credit outstanding from time to time as of the Date of Provision of the Credit at a rate (hereinafter called:
     "the Interest Rate") which shall be 2% (two percent) per annum in excess of the London Interbank Offered Rate (as defined below).

     For the purpose of determining the Interest Rate from time to time applicable to the Credit, the following definitions and provisions shall apply:

     "London Interbank Offered Rate" means the rate of interest determined by the Bank as the rate at which deposits in the currency of the Credit are offered to the Bank on the Date of Determination (as defined below) in the London Interbank market for an amount or amounts corresponding to the respective Interest Period (as defined below).

     "Determination Date" means, with reference to any Interest Period (as defined below), two business days preceding the commencement of the respective Interest Period (as defined below).

     4.3 Interest Payment Dates

Interest (not including Default Interest) shall be paid by the borrower to the Bank in the Currency of Credit as follows: On the 31st of March, 1997.

     4.4 In addition to the interest payable under this Clause there shall be payable in respect of the Credit additional interest and/or other payments which is the rate of _____% (__ percent) per annum, which is the interest at the rate of ___% per annum on an adjusted annual basis on the date of provision of the credit or at any other rate to be determined by the bank from time to time (hereinafter: "the Additional Interest" mentioned in Clause 3(b) of the Letter of Undertaking.

     4.5 Any Additional Interest shall be paid in the currency of Credit concurrently with the payment of interest pursuant to sub clause (4.3) above.

     4.6 The interest and/or Additional Interest shall be computed on the basis of the actual number of calendar days elapsed divided by 360.

     4.7 If any payment due hereunder following the provision of Credit falls due on a day which is not a business day (as defined below) such payment shall be made on the next day which is a business day (as defined below) unless it would thereby be made




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          in the next calendar month, in which case such payment will be made on the immediately preceding business day (as defined below).

     4.8 Where any installment of account of the Credit falls due in a calendar month in which any Interest Period ends, the due date of any said installment shall, if necessary, be deferred to the last day of said Interest Period so as to ensure that the due date for payment of account of the Credit and the due date for payment of interest in any such case are one and the same.

     4.9. For the purposes hereof, "business day" means a day on which banks in Tel Aviv, London and the country in which the currency of Credit is legal tender are open to the public and on which transactions in the currency of Credit may be effected. Where the basket of currencies (as set forth in the Schedule hereto), is defined as being the currency of Credit, the term "business day" shall mean a day on which the Bank of Israel publishes a representative rate for the basket of currencies (as set forth in the Schedule hereto).

6. The headings are only indicative and are not to be used in construing this Application for Provision of Credit.

7. The provisions herein contained are in addition to those contained in the said Letter of Undertaking, but in case of conflict between them, provisions herein contained shall prevail. Subject thereto, all the terms defined herein bear the same meaning as in the said Letter of Undertaking.

8.   Additions

     8.1. Should the currency of Credit be the basket of currencies, each unit of the basket of currencies (hereinafter: "the Unit") at the date of this Provision of Credit is composed of the following currencies:
          0.6000 US$, 0.4177 German Mark, 0.3394 French Franc, 0.7000 Japanese Yen.

     8.2 The composition of the above mentioned Unit is and will be the deciding composition for any matter and issue concerning the above mentioned Provision of Credit and the Letter of Undertaking and any future change in the composition of the basket of currencies by the Bank of Israel will not change the above composition of the Unit and the amounts the borrower owes or will owe the Bank.

     8.3 The term "Currency of Credit" in the context of the basket of currencies means each and every one of the currencies included in each unit of the above basket of currencies, according to the matter at hand.






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IN WITNESS WHEREOF I HAVE SIGNED:

Borrowers' Signature:

Guarantor's name, address and telephone number:
Casdim International Systems, Inc. State of Colorado USA,
File #871767990

I hereby declare guarantor no. 1 signed before me.
Approver's name:
Date:
Signature and stamp: